Exhibit 32.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER OF
GOLD BANC CORPORATION, INC.

I Malcolm M. Aslin, Chief Executive Officer of Gold Banc Corporation, Inc. hereby certify, in accordance with 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (“Section 906”), that:

(a)	The annual report on Form 10-K for the year ended December 31, 2005, which accompanies this certification, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(b)	The information contained in the annual report on Form 10-K for the year ended December 31, 2005, which accompanies this certification, fairly presents, in all material respects, the financial condition and results of operations of Gold Banc Corporation, Inc.

By: /s/ MALCOLM M. ASLIN
Date: March 13, 2006	Malcolm M. Aslin Chief Executive Officer